                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                          TRANSTECHNOLOGY CORPORATION

                                      AND

                              ELECSYS INCORPORATED


                             Dated: August 18, 1995

                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT is entered into on August 18, 1995, by and between ELECSYS INCORPORATED, a Delaware corporation, with offices at 8800 North Allen Road, Peoria, Illinois 61615 ("Buyer"), and TRANSTECHNOLOGY CORPORATION, a Delaware corporation, with offices at 700 Liberty Avenue, Union, New Jersey 07083 ("Seller"). Buyer and Seller are referred to collectively as the "Parties" and individually as a "party." All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in Section 9 hereof.


                                    RECITALS

     A. Seller proposes to convey, transfer and assign to Buyer, and Buyer proposes to acquire and assume selected assets and liabilities of the TransTechnology Electronics Division ("TTE") of Seller except those assets and liabilities specifically excluded by this Agreement (the "Business") upon the terms and conditions hereinafter set out.

     B. The assets of the Business to be conveyed do not include title to or any interest in the real property in Wyoming, Illinois.

     C. At the Closing the Parties shall also execute and deliver the documents hereinafter specified for the conveyance of Seller's assets associated with its Special Connector Inventory as hereinafter defined.

     D. Buyer acknowledges that the Chairman and Chief Executive Officer and controlling shareholder of Buyer, H. Gary Carlson, is familiar with the operations of TTE, the character of the assets and liabilities of TTE, and with the condition of the Business.

                                   PROVISIONS

     NOW, THEREFORE, in consideration of the recitals set out above and the representations, warranties, covenants and promises herein contained the Parties agree as follows:

     1.    Basic Transaction.

           (a) Purchase and Sale of the Acquired Assets. On and subject to the terms and conditions of this Agreement, Buyer shall purchase and acquire from Seller and Seller shall sell, transfer, convey, and deliver to Buyer, the Acquired Assets at the Closing upon the purchase terms specified below in this Section 1.

           (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyer shall assume and become responsible for the Assumed Liabilities at the Closing.

           (c) Assignment of Contracts. Seller will assign to Buyer those Contracts listed on Schedule 1(c) and Buyer will assume all the obligations and liabilities thereunder as of the Closing Date; provided, however, Buyer shall not assume the product warranty obligations of goods shipped by Seller on or prior to the Closing Date. To the extent that the assignment of all or any portion of any Contract by Seller to Buyer shall require the consent of another party thereto, this Agreement shall not constitute an assignment of same if an attempted assignment would
constitute  a  breach  thereof.    Seller  will  use  commercially
reasonable efforts to obtain the consent of the other parties to such Contracts for the assignment thereof to Buyer. If such consent is not obtained with respect to any such Contract, Seller will cooperate in reasonable arrangements required by Buyer to provide Buyer with the benefits under any such Contract.

           (d) Purchase Price; Adjustments thereto. Subject to adjustment as set out in Section 1(h) below, the sum to be paid to Seller by Buyer at Closing is $14,673,000 (the "Purchase Price").
The Purchase Price shall be paid at Closing as follows:

                (i) Buyer shall receive credit against the Purchase Price equal to $1,514,000, the amount of the Assumed Liabilities specified on Schedule 1(c), as agreed at Closing by the Parties;

                (ii) Payment of Four Million Four Hundred
     Thousand Dollars ($4,400,000) by Federal wire transfer;
     and

                (iii) Execution and delivery to Seller by Buyer of the Subordinated Promissory Note in the principal sum of the balance of the Purchase Price and substantially in the form attached as Exhibit 1.

           (e)  Warrant.   At  the Closing Buyer shall deliver to
Seller a warrant having a value equal to 19.9% of the equity of Buyer on the Closing Date which warrant shall be in form and substance as set out in Exhibit 2.

           (f)    Ceilometer.    Intentionally  Left  Blank By  the

Parties.

           (g) Special Connector Inventory. At the Closing, Buyer shall purchase and acquire from Seller and Seller shall sell, transfer, convey, and deliver to Buyer the Special Connector Inventory and Buyer shall assume and become responsible for the liabilities associated with the Special Connector Inventory and described on Schedule 1(g) (provided that Buyer expressly does not assume any liability which may arise from any claim made by E.M.S.I. or any other third party with respect to any contracts between Seller or any Affiliate of Seller and E.M.S.I.), upon the delivery to Seller by Buyer at Closing of the Special Connector Inventory Promissory Note substantially in the form attached as
Exhibit 3 and bearing a principal amount of $1,022,000.

           (h)  The Closing.    The closing of the  transactions
contemplated by this Agreement (the "Closing") shall take place at Arter & Hadden, 925 Euclid Avenue, 1100 Huntington Building, Cleveland, OH 44115 at 10:00 a.m. local time on August 18, 1995, or such other date as the parties mutually agree in writing (the actual date of the Closing being referred to herein as the "Closing Date"). The Closing shall be effective as of the close of business on the Closing Date.

           (i) Deliveries at the Closing. At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents to be delivered by Seller pursuant to Section 4(a) below, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents to be delivered by Buyer pursuant to

Section 4(b) below; and (iii) Buyer will deliver to Seller the consideration specified in Sections 1(d) and 1(g) and the warrant specified in Section 1(e) above.

           (j) Post-closing Adjustment. Within sixty (60) days of the Closing Date, the Purchase Price shall be increased or reduced, as the case may be, on a dollar for dollar basis to the extent that the net book value of the Business as of the Closing Date, as set forth on a Closing Statement prepared by Buyer and delivered to Seller no later than thirty (30) days after the Closing Date, shall have increased or decreased from the net book value of assets
purchased or liabilities assumed shown on  the July   31,  1995
Statement of Assets Sold and Liabilities Retained delivered to Buyer by Seller as of the date of this Agreement, provided that no adjustments shall be made for changes attributable to charges for depreciation. If the Purchase Price is adjusted as provided above, the principal amount of the Subordinated Promissory Note shall be adjusted accordingly. In the event Buyer and Seller do not agree upon the amount of the proposed adjustment to the Purchase Price then the disputed matter shall promptly be submitted to binding arbitration pursuant to the provisions of Section 7 of this Agreement.

           (k) Allocation of Purchase Price. Buyer and Seller shall each file Form 8594 (Asset Acquisition Statement under
Section 1060 of the Code) on a timely basis reporting the allocation of the Purchase Price consistent with an allocation which will be prepared and agreed by the parties no later than ninety (90) days after the Closing Date. Buyer and Seller shall not take any position on their respective income tax returns that is inconsistent with the agreed allocation of the Purchase Price, as adjusted pursuant to subparagraph (j) of this Section 1.

           (l) Assumed Liabilities. Except for the Assumed Liabilities, Buyer shall not assume and shall not be responsible for any other liability or obligation of Seller, direct or indirect, known or unknown, absolute or contingent, relating to, arising out of or associated with the Acquired Assets and/or the operation of the Business prior to the Closing Date.

           (m) Taxes. Seller shall pay when due all income, sales, use, and transfer taxes, if any, arising out of the transfer to Buyer of the Acquired Assets.

     2.    Representations  and  Warranties  of  Seller.    Seller
represents and warrants to Buyer that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section
2), except as set forth in the "Disclosure Schedule". The Disclosure Schedule will be arranged in schedules corresponding to the lettered and numbered paragraphs contained in this Section 2.

           (a) Organization of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in the States of Illinois and Texas. Seller has all the requisite corporate power and authority to own, lease and operate the Acquired Assets and to carry on the Business as it is now being conducted.

           (b) Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Seller has duly authorized the execution, delivery, and performance by Seller of this Agreement and all other agreements and documents to be executed and delivered by Seller pursuant to the provisions of this Agreement. This Agreement and such other agreements and documents constitute valid and legally binding obligations of Seller enforceable in accordance with their respective terms. Except as set out in Schedule 2(b), neither the execution and delivery of this Agreement by Seller, nor the performance by Seller pursuant hereto, will violate Seller's Certificate of Incorporation or By-Laws, or will (i) result in a violation or breach of, or permit any third party to rescind any term or provision of, or constitute a default under any Contract to which Seller is a party or by which Seller, or any of the Acquired
Assets,    is  bound;  (ii)  violate  any  judgment,  order,  writ,
injunction, or decree of any court, administrative agency, or governmental body applicable to Seller, the Acquired Assets, or the Business; or (iii) cause, or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity of any liability or obligation of Seller to be accelerated or increased.

     Except as set forth in Schedule 2(b), all consents and approvals of third parties and of any Governmental Authorities (exclusive of any consent of any Governmental Authority necessary to the novation of any Contract) required in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement and such other agreements and documents have been obtained.

           (c) Title to Acquired Assets. Seller has as of the Closing Date, good and marketable title to all of the Acquired Assets and the Special Connector Inventory, owned by it and a valid leasehold interest in all of the Acquired Assets leased by it as lessee. The Acquired Assets and the Special Connector Inventory shall be at Closing free and clear of all Liens and Seller shall transfer the same to Buyer free and clear of all Liens of Seller's creditors other than the Assumed Liabilities.

           (d)  Brokers'  Fees.     Seller  has  no  liability  or
obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

           (e) Legal Compliance. Seller has conducted the Business at all times in compliance with all applicable laws (including rules, regulations, and ordinances of federal, state and local governments (and all agencies thereof) in all material respects, and there are no defaults or violations under any of such laws applicable to the Business or the Acquired Assets, except where the failure to be in compliance or such default or violation would not have a material adverse effect on the Business or the Acquired Assets.

           (f) Tax Matters. Seller has filed all foreign, federal, state and local tax returns that it was required to file with respect to the Business or the Acquired Assets, and has paid all Taxes including, without limitation, Income Taxes required to be paid with respect to such returns. Except as set out in
Schedule 2(f), Seller has not received notice of any tax deficiency proposed or assessed against it, and Seller has not executed any waiver of any statute of limitations on the assessment or collection of any Taxes, none of Seller's tax returns has been audited by any Governmental Authority in a manner to bring such audit to Seller's attention, there are no tax liabilities relating to the Business or the Acquired Assets except those incurred in the Ordinary Course of Business, and there is no pending or, to Seller's Knowledge, threatened proceeding relating to taxing authorities.

           (g) Intellectual Property. Schedule 2(g) identifies all trademarks, trade names, service marks, copyrights, patents, and applications for any of the foregoing, owned by or licensed to Seller relating to or used in connection with the Business and identifies each license, agreement or other permission which Seller has granted to any third party with respect to the Intellectual Property. Schedule 2(g) also includes the name under which the rights are claimed, and the dates of issuance or application, as the case may be. Except as set out in Schedule 2(g), Seller owns all the trademarks, trade names, service marks, copyrights, patents and applications listed on Schedule 2(g) and all of the other Intellectual Property and, except as set forth thereon, pays no royalty (and is not required to pay any) in connection with Seller's use of any thereof, and has the exclusive right to bring actions for the infringement thereof. No product made or sold by the Business violates any license granted to Seller or, to Seller's Knowledge, infringes any trademark, trade name, service mark, copyright, trade secret, know-how, patent or other proprietary technical information of another. There is no pending or, to Seller's Knowledge, threatened claim or litigation against Seller contesting the right to use or the validity of any of the Intellectual property or asserting the misuse thereof. There are no outstanding options, licenses or agreements of any kind relating to the foregoing. Except as set out on Schedule 2(g), Seller has no Knowledge of any facts or claims which may prohibit, impair or impede the renewal of the registration of any of the registered patents, trademarks, service marks, trade names or copyrights set out on Schedule 2(g).

           (h)  Contracts.

                (i) Schedule 2(h)(i) contains a true, correct and complete list of each contract with customers of Seller for purchase of products and/or services of the Business which involves consideration in excess of $5,000 as of August 4, 1995.

                (ii) Schedule 2(h)(ii) contains a true, correct and complete list of all written contracts with any distributor, dealer or agent who engages in sales and/or marketing activities on behalf of Seller with respect to the Business, or purchases products for resale.

                (iii) Schedule 2(h)(iii) contains a true, correct and complete list of each contract with vendors to Seller for sale to Seller of products and/or services used in the Business which involves consideration in excess of $1,000 as of August 4, 1995.

                (iv) Except as otherwise described on Schedules 2(h)(i), 2 (h)(ii) and 2(h)(iii), all contracts set out on such Schedules are valid, effective and in good standing and there is no material breach, violation, default or notice of claim of breach, violation or default by any party thereto. Except as specifically noted on Schedules 2(h)(i), 2(h)(ii) and 2(h)(iii), each of the contracts set out thereon is assignable to Buyer without the consent of any third party, and Seller has not waived or assigned to any other person any of its rights thereunder.

           (i) Accounts Receivable. A true, correct and complete list of the accounts receivable of the Business as of August 15, 1995 are set out in Schedule 2(i). All such accounts receivable are good and collectible except to the extent reserved against or as disclosed on Schedule 2(i). Except as otherwise noted on
Schedule 2(i), all such accounts receivable have been generated in the Ordinary Course of Business and reflect a valid obligation due to Seller for the payment of goods or services provided by the Business.

           (j) Leases. Schedule 2(j) contains a true, correct and complete list of all leases or lease purchase agreements relating to the Acquired Assets to which Seller is a party. Except as identified on Schedule 2(j), (i) each such lease is valid, binding and in full force and effect; (ii) neither Seller nor any of its respective lessors is in default under any of such leases nor has any event occurred which could give the lessor under any of such leases the right to declare a default under any of such leases; and
(iii) each of said leases is assignable to Buyer without any consents or approvals.

           (k) Litigation. Schedule 2(k) sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree or ruling, or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or administrative agency of any federal, state or local jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the Business or impair the ability of Seller to consummate the transactions contemplated by this Agreement. To Seller's Knowledge, no such action, suit, proceeding, hearing or investigation is threatened.

           (l) Employment Matters. Except as set out in Schedule 2(l), no current officer or employee of Seller is a party to any employment agreement or union or collective bargaining agreement, and no union has been certified or recognized as the collective bargaining representative of any of such employees or has attempted to engage in negotiations with Seller regarding terms and conditions of employment. No unfair labor practice charge, work stoppage, picketing or other such activity relating to labor matters has occurred or is pending. To Seller's Knowledge, there are no current or threatened attempts to organize or establish any labor union to represent any employees of Seller working in the operations of the Business. Except as set out in Schedule 2(l), Seller is in compliance in all material respects with all requirements of federal, state and local laws and regulations governing employee relations which may be applicable to the Business, including without limitation anti-discrimination laws, wage and hour laws, labor relations laws and occupational safety and health laws, and no suits, charges or administrative proceedings relating to any such law or regulation are pending or, to Seller's Knowledge, have been threatened.

           (m) Employee Benefits. Except as set out in Schedule 2(m), Seller has no employment contracts or pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance or health insurance benefit plan relating and applicable to the Business or the employees of Seller engaged primarily in the Business or any consultant or independent contractor serving the Business ("Employee Benefit plans"). All obligations of Seller to contribute to such Employee Benefit Plans on behalf of employees for the plan years ended prior to June 30, 1995 have been satisfied.

           (n) Statements of Assets and Liabilities. Schedule 2(n) fairly sets out a statement of the assets and liabilities of the Business as of March 31, 1995 and was prepared from the books and records of Seller in accordance with generally accepted accounting principles as applied by Seller.

           (o) Insurance. Seller maintains in effect insurance covering the Business and the Acquired Assets in the amounts and coverage set forth in Schedule 2(o), and such insurance coverage shall be maintained by Seller through the Closing Date.

           (p) Business Changes. Except for the transactions contemplated by this Agreement and except as set forth in Schedule 2(p), since March 31, 1995, Seller has operated the Business in the Ordinary Course of Business and there has not been: (i) any material damage, destruction or loss (whether or not covered by insurance) affecting the Business or the Acquired Assets; (ii) any sale, lease, abandonment or other disposition of any material Fixed Assets or other operating property except for disposition of inventory in the Ordinary Course of Business; (iii) any transfer of any of the Acquired Assets by Seller to any officer, director, employee or Affiliate of Seller or any other transfer of Acquired Assets outside the Ordinary Course of Business; (iv) any increase in compensation of any officer, director or employee (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or the adoption of any new benefit program, plan or other arrangement for officers, directors or employees; (v) any capital expenditure without prior consultation with Buyer; or (vi) the loss of any material supplier or customer or the occurrence of any other event or condition of any character which would have a material adverse effect on the Business or the Acquired Assets.

           (q) Government Licenses and Permits. Except as set out in Schedule 2(g), Seller has all governmental licenses and permits necessary to conduct the Business as presently conducted and to own and use the Acquired Assets, and all such licenses and permits are in full force and effect. No proceeding is pending nor, to Seller's Knowledge, threatened regarding revocation or limitation of any such governmental license or permit.

           (r) Environmental Condition.  Except as set out on
Schedule 2(r):

                (i) The facilities leased and occupied by Seller on Allen Road in Peoria, Illinois, on the Closing Date (the "Peoria Facility") are free from contamination from any Hazardous Materials and any circumstances or conditions giving rise to Environmental Damages. Seller has not caused or suffered, nor, to the Knowledge of Seller, has any other party previously involved in operations at the Peoria Facility caused or suffered, any Environmental Damages.

                (ii) Neither Seller nor, to Seller's Knowledge, any prior owner or occupant of the peoria Facility has received notice of any violation or alleged violation of Environmental Requirements, or notice of any liability or alleged liability from Environmental Damages in connection with the Peoria Facility; and there exists no pending writ, injunction, decree, order or judgment outstanding nor any claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation, relating to the ownership, use, maintenance or operation of the peoria Facility by any Person, or to a violation or alleged violation of Environmental Requirements, or to the presence or suspected presence of Hazardous Materials thereon.

                (iii) Seller has all permits, licenses and authorizations required under any Environmental Requirements for the operation of the Business as it is currently operated and, to Seller's Knowledge, no modification or change to the operations of the Business will be required upon renewal of any such permits, licenses and authorizations. Seller has made all filings as required under any Environmental Requirements with respect to the emission, discharge, storage, treatment, removal and/or disposal of Hazardous Materials at the Peoria Facility.

                (iv) The operations of the Business at the peoria
     Facility do not involve the generation, transportation, treatment, storage or disposal of Hazardous Materials.

           (s) Related Party Transactions.  Except as set out on
Schedule 2(s), no officer, director, employee or Affiliate of

Seller is currently a party to any transaction with Seller relating to any aspect of the Business.

           (t) Inventories. Except as set forth in Schedule 2(t), no material portion of the inventories, raw materials, components, spare parts, work-in-process, and finished goods of the Business and the Special Connector Inventory consists of items which are not merchantable or which are not suitable and usable for the production or completion of merchantable products.

           (u) Completeness and Condition of Acquired Assets. Except for the Excluded Assets, the Acquired Assets and the Special Connector Inventory include all the properties which are necessary to conduct the Business as presently conducted, and to perform all of the contracts, leases, orders, and other arrangements of Seller to be assumed by Buyer under this Agreement. Except as disclosed on Schedule 2(u), all items of tools, furniture, machinery, vehicles, equipment and other items of tangible personal property of Seller have been maintained in working order, reasonable wear and tear expected.

           (v) No Material Omission. Neither this Agreement nor the Schedules annexed hereto, nor any certificate or other document furnished by Seller to Buyer, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein and herein not misleading.

           (w) Certain Litigation. There is no action, proceeding or investigation pending to which Seller is a party or, to Seller's Knowledge, threatened, against Seller, which questions the validity of this Agreement or impairs the ability of Seller to consummate the transactions contemplated hereby.

     3.    Representations  and  Warranties  of  Buyer.     Buyer
represents and warrants to Seller that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section
3), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

           (a) Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation in the State of Illinois.

           (b) Authorization of Transaction. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Buyer has duly authorized the execution, delivery, and performance by Buyer of this Agreement and all other agreements and documents to be executed and delivered by
Seller pursuant  to  the  provisions of  this Agreement.    This
Agreement and such other agreements and documents constitute valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms.

           (c) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

           (d) Certain Litigation. There is no action, proceeding or investigation pending to which Buyer is a party or, to Buyer's Knowledge, threatened, against Buyer, which questions the validity of this Agreement or impairs the ability of Buyer to consummate the transactions contemplated hereby.

           (e) Financing. Buyer has adequate financing available to consummate the transactions contemplated by this Agreement and has received as of the Closing Date any and all approvals and/or consents necessary to enable Buyer to consummate such transactions.

     4.    Conditions to Obligation to Close.

           (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in
     Section 2 above shall be true and correct at and as of the Closing Date;

                (ii) Seller shall have performed and complied with all of its covenants hereunder through the Closing;

                (iii) there shall not be an injunction, judgment, order, decree, or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement;

                (iv) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 4(a)(i)-(iii) is satisfied in all respects;

          (v) Seller shall have received all necessary authorizations, consents, and approvals of Governmental
Authorities, if any;

          (vi) Buyer shall have closed on the financing necessary for the contemplated transaction;

          (vii) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

          (viii) Buyer shall have received satisfactory evidence that the Acquired Assets are on the Closing Date free and clear of all Liens and of all claims of Seller's creditors other than the Assumed Liabilities;

          (ix) Seller shall have obtained the landlord's consent to the sublease for the Allen Road facility in Peoria, Illinois; and

          (x) Seller and Buyer shall have executed and delivered contemporaneously herewith (1) the promissory notes attached as Exhibit 1 and Exhibit 3 and the security agreement and financing statements contemplated by Exhibit 1; (2) the sublease for the premises occupied by Seller at the Allen Road facility in Peoria, Illinois in the form attached as Exhibit

      4; and (3) the subleases with respect to equipment used in the Business and leased from General Electric Credit Corporation or Bank of Boston in the forms annexed as Exhibits 5 and 6;
      and

                (xi) Seller shall have delivered a Bill of Sale and such other conveyance documents and closing documents as reasonably requested by Buyer.

           Buyer may waive any condition specified in this Section 4(a) if it executes a writing so stating at or Prior to the Closing.

           (b) Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in
      Section 3 above shall be true and correct at and as of the Closing Date;

                (ii) Buyer shall have performed and complied with all of its covenants hereunder through the Closing;

                (iii) there shall not be any injunction, judgment, order, decree, or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement;

                (iv) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 4(b)(i)-(iii) is satisfied in all respects;

           (v) Buyer shall have received all necessary authorizations, consents, and approvals of Governmental
Authorities, if any;

           (vi) Buyer shall have closed on the financing necessary for the contemplated transaction;

           (vii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller;

           (viii) Seller shall have obtained the landlord's consent to the sublease for the Allen Road facility in Peoria, Illinois;

           (ix) Seller and Buyer shall have executed and delivered contemporaneously herewith (1) the promissory notes attached as Exhibit 1 and Exhibit 3 and the security agreement and financing statements contemplated by Exhibit 1; (2) the Warrant; (3) the sublease for the premises occupied by Seller at the Allen Road facility in Peoria, Illinois, in the form attached as Exhibit 4; and (4) the subleases with respect to equipment used in the Business and leased from General Electric Credit Corporation or Bank of Boston in the forms annexed as Exhibits 5 and 6.

           (x) H. Gary Carlson shall have delivered his resignation as a director of Seller effective the Closing
Date;

                (xi) Receipt by Seller of a fairness opinion from a
      qualified third  party  stating   that   the  transactions
      contemplated by this Agreement are fair to Seller from a financial standpoint;

                (xii) Receipt by Seller of (A) an undertaking, in form and substance satisfactory to Seller and its counsel, from all the shareholders of Buyer that for so long as any amount under any and all promissory notes given by Buyer to Seller or any Affiliate of Seller remains outstanding, a nominee of Seller reasonably acceptable to Buyer shall serve on the board of directors of Buyer, and (B) a certified resolution or unanimous written consent of Buyer's shareholders electing Seller's nominee to the Board of Directors effective the Closing Date; and

                (xiii) Buyer shall have delivered any other closing documents as reasonably requested by Seller.

           Seller may waive any conditions specified in this section 4(b) if it executes a writing so stating at or prior to the Closing.

      5.   Indemnification.

           (a) Survival of Representations and Warranties. All of the representations and warranties of Seller contained in Section
2 of the Agreement, other than subsections (a), (b), (c), (f), and
(r) and the representations and warranties of Buyer in Section 3(c), (d), and (e) shall survive the Closing and continue in full force and effect for a period of one year thereafter. The representations and warranties of Seller contained in Section 2(r) shall survive the Closing and continue in full force and effect for
a  period  of  two  (2)  years  thereafter.    All  of  the  other
representations and warranties of Buyer and Seller contained in this Agreement (including the representations and warranties of Seller contained in Section 2(a),(b),(c) and (f) hereof) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

           (b)  Indemnification Provisions for Benefit of Buyer.
In the event Seller breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 5(a) above, provided that Buyer makes a written claim for indemnification within such survival period(or on or within thirty
(30) days thereafter, then Seller shall indemnify and hold Buyer harmless from and against any Adverse Consequences and all other liabilities and obligations other than the Assumed Liabilities; provided, however, that Seller shall not have any obligation to indemnify and hold Buyer harmless from and against any Adverse Consequences caused by the breach of any representation or warranty of Seller until Buyer has suffered Adverse Consequences by reason of such breaches in excess of a $50,000 aggregate deductible (and in no event shall Seller be obligated to indemnify Buyer from and against such Adverse Consequences falling within the first $50,000 of such Adverse Consequences), and provided, further, that Seller shall have no obligation to indemnify Buyer from and against any such Adverse Consequences to the extent the Adverse Consequences Buyer has suffered by reason of all such breaches exceeds the Purchase Price as an aggregate ceiling (after which point Seller will have no obligation to indemnify Buyer from and against further such Adverse Consequences).

           (c) Indemnification provisions for Benefit of Seller. In the event Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to section 5(a) above, provided that Seller makes a written claim for indemnification against Buyer within such survival period (or on or within thirty (30) days thereafter), then Buyer agrees to indemnify and hold Seller harmless from and against any Adverse Consequences; provided, however, that Buyer shall not have any obligation to indemnify and hold Seller harmless from and against any Adverse Consequences caused by the breach of any representation or warranty of Buyer until Seller has suffered Adverse Consequences by reason of such breaches in excess of a $50,000 aggregate deductible (and in no event shall Buyer be obligated to indemnify Seller from and against such Adverse Consequences falling within the first $50,000 of such Adverse Consequences), and provided further that Buyer shall have no obligation to indemnify Seller from and against any such Adverse Consequences to the extent the Adverse Consequences Seller has suffered by reason of all such breaches exceeds the Purchase Price as an aggregate ceiling (after which point Buyer will have no obligation to indemnify Seller from and against further such

Adverse consequences).

           (d)  Matters Involving Third Parties.

                (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third
      Party  Claim")   which     may  give  rise  to  a  claim  for
      indemnification against any other Party (the "Indemnifying Party") under this Section 5, then the Indemnified Party shall promptly (and in any event within thirty (30) business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

                (ii) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party provided, however, that the Indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified party (which consent shall not be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified party.

                (iii) Unless and until the Indemnifying Party assumes the defense of the Third party Claim as provided in Section (d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third party Claim without the prior written consent of the Indemnifying Party (which consent shall not be withheld unreasonably).

           (e) Exclusive Remedy. The Parties acknowledge and agree that with respect to Third Party Claims the foregoing indemnification provisions in this Section 5 shall be the exclusive remedies of the respective parties for any breach of the representations and warranties in Sections 2 and 3 of this Agreement.

           (f)  Environmental    Indemnification   for    Seller's
facilities at Wyoming, Illinois. Seller hereby agrees to defend, indemnify and hold Buyer and its officers, directors, and employees harmless from and against any and all claims, lawsuits, liabilities, losses, damages and expenses (including but not limited to reasonable attorneys' fees arising by reason of any of the aforesaid or an action against Seller under this indemnity) arising directly or indirectly from out of or by reason of (i) any spills or discharges of Hazardous Materials, as defined in Section 9 below, but without reference to the Peoria Facility which is not the subject of the indemnification set out in this Section 5(f), on or about the facility occupied by Seller in Wyoming, Illinois, which occur prior to the Closing Date or which occur on or after the Closing Date and are caused by Seller, its employees or agents, or (ii) the failure of Seller or any predecessor of Seller to comply with Environmental Requirements with respect to the occupancy of or operations at the facility occupied by Seller in Wyoming, Illinois.

      6.    Further Agreements.

           (a) Seller's Covenant Not to Compete. For a period of five (5) years from and after the Closing Date, Seller and its Affiliates will not engage directly or indirectly (whether as a shareholder, partner, owner, manager, agent or otherwise) in the manufacture and/or sale of products or the performing of services of the type included within the Business on the Closing Date in the United States of America; provided, however, that ownership of less than 5% of the outstanding stock of any publicly traded corporation shall not be deemed to constitute engaging in any such business.
If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (b) Hiring Employees.

                (i) Buyer shall, in its sole discretion, effective the Closing Date offer employment to certain persons who at the Closing are employees of Seller at its facilities at Wyoming, Illinois or at Allen Road in Peoria, Illinois
     ("Employees") as employees of Buyer.

                (ii) Effective the Closing Date, Buyer shall assume as to each such Employee hired by Buyer all vacation,
     purchased   vacation,    and    commissions    (collectively
     "Compensation") for all periods prior to and including the Closing Date to which such person is entitled. Effective the Closing Date, Seller shall have no further obligation for payment of any Compensation to any such hired Employee or for any severance to which any such hired Employee may become entitled.

           (c) Assignments, Novations, etc. Seller shall use its best efforts to assist Buyer to obtain such consents to assignments, novations or other transfers of interests in Contracts associated with the Business and included in the Acquired Assets. If any such consent or novation is not obtained in respect of any Contract being assumed by Buyer, Seller will cooperate in reasonable arrangements calculated to provide Buyer with the benefits under such Contract. Buyer shall cooperate with Seller by providing accounting support and such related documentary backup reasonably necessary to facilitate the payment by or to Seller of all cancellation fees and consummation of all acts due from customers or suppliers with respect to any contract which is terminated or suspended prior to or at the Closing under a contractual termination for convenience or like provision.

           (d) Storage at Wyoming, Illinois. Buyer may store at Seller's facility in Wyoming, Illinois Acquired Assets located at the facility on the Closing Date for three (3) months from and after the Closing Date for a monthly storage fee of $1,000 per month payable on the first of each month. Buyer may continue to store said Acquired Assets at the Wyoming facility upon Buyer's thirty (30) day written notice for each of four (4) additional three (3) months periods for the same monthly storage fee of $1,000 per month. Seller assumes no responsibility for loss or damage to any goods of any type or nature stored by Buyer at the Wyoming facility, and Buyer acknowledges that such storage shall be at Buyer's risk (except where caused by Seller's negligence or intentional misconduct). Buyer agrees to hold Seller harmless for any loss or damage to goods stored at the Wyoming facility. Buyer hereby agrees to indemnify and hold harmless Seller against and from any claim, loss, damage, other liability or expense (including without limitation reasonable attorneys' fees) arising from or incurred in connection with any act or omission (including without limitation any act or omission related to the observance of any law or regulation for the protection or regulation of the environment) of Buyer, its directors, officers, employees, agents, contractors or invitees on, about or related to the Wyoming Facility.

           (e) Availability of Records to Seller. Buyer shall make available to Seller copies, except where the original is required in which case the original shall be made available, of such documents, books, records or information relating to the Acquired Assets and Assumed Liabilities or to the Business as may be reasonably required after the Closing in connection with any tax determination, claim against, or defense of, Seller relating to the conduct of the Business prior to the Closing or governmental investigation of Seller or any of its Affiliates. Buyer agrees not to destroy any files or records which are subject to this Section 6(d) without giving reasonable notice to Seller, and within fifteen
(15) business days of receipt of such notice, Buyer may cause to be delivered to Seller the records intended to be destroyed, at Seller's expense.

           (f) Buyer's post-closing Covenants. Until such time as all amounts under any and all promissory notes given by Buyer to Seller or any Affiliate of Seller have been paid in full, including all interest thereon and charges, if any, associated therewith, Buyer shall:

                (i) provide forty-five (45) days after the close of each fiscal quarter a financial statement of Buyer certified by Buyer's president or treasurer and one hundred twenty (120) days after the close of each fiscal year, an audited financial statement of Buyer;

                (ii) not (x) increase the compensation of any officer or director of Buyer, including without limitation, increasing any salary, bonus entitlement, or allowances, (y) declare any cash dividend or otherwise distribute all or any portion of its assets other than in the Ordinary Course of Business, or (z) loan or otherwise advance any cash or other property to any shareholder, director or officer of Buyer, except to the extent expressly permitted by the documentation for the financing contemplated by sections 4(a)(vii) and 4(b)(vii) of this Agreement ("Loan Documentation"), and if the Loan Documentation is silent as to such item, only upon the prior written consent of Seller; and

                (iii) punctually and completely perform all covenants to be performed by Buyer pursuant to the Loan
     Documentation.

           (g) Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions provided for in this Agreement. Without limiting the generality of the foregoing, Buyer shall exercise its best efforts to sell the Special Connector Inventory and may from time to time present Seller with opportunities to sell a sizeable portion of the inventory at a net price less than inventory cost.

           (h) Receipts. Buyer shall immediately forward to Seller in the manner received all remittances, including without limitation all checks and other instruments, received by Buyer in full or partial payments of (i) any outstanding account receivable of the Business which was more than ninety (90) days old on the

Closing Date, (ii) foreign accounts receivable outstanding on the Closing Date, and (iii) government accounts receivable (except for the UNICOR accounts receivable) outstanding on the Closing Date.

           (i)  Breeze Illinois.   Seller consents to the use by
Buyer from and after the Closing Date of the name "Breeze Illinois" by Buyer provided that Buyer shall discontinue use of such name as soon as commercially reasonable. Seller also consents to the utilization by Buyer of all existing packaging, catalogs, brochures and blueprints (but not stationery) in existence on the Closing Date and bearing the name TransTechnology Electronics, provided that Buyer shall not reproduce same with the name TransTechnology Electronics upon exhaustion of supplies existing on the Closing Date. Nothing herein shall be construed or deemed to be a conveyance or license of any trademark, trade-name or logo used, owned by or licensed to Seller, including without limitation the name "Breeze" and "TransTechnology", standing alone or in combination with any other word.

           (j) Further Assurances. Seller, after the Closing, without further consideration, shall execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer (including certain patent assignments in the United States and in Canada), reasonably requested by Buyer, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming the Acquired Assets and the Special

Connector Inventory, or any part thereof.

            (k) Survival. The provisions of this Section 6 shall survive the Closing.

      7.    Dispute Resolution.

            (a) Arbitration.  If a dispute, controversy or claim
arises out of this Agreement or any breach or alleged breach hereof, and if such dispute cannot be settled through direct discussions between the Parties, such dispute shall be settled by final and binding arbitration administered by the American Arbitration Association ("AAA") in accordance with it Commercial Arbitration Rules, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction
thereof.    Arbitration will be conducted by a single arbitrator
selected by the parties from a panel provided by the AAA, or, upon a failure of the Parties to agree upon such selection, appointed pursuant to the procedures of the AAA. The arbitration shall be
conducted at  the  facilities  of  the AAA  in Delaware.    This
arbitration provision shall not apply to any action to enforce the provisions of any promissory note given by Buyer to Seller.

            (b) Fees. All fees and expenses (including transcripts, room rental and fees of the arbitrators) of arbitration shall be paid as determined by the arbitrators. Each party shall pay its own legal fees, costs and disbursements.

      8.    Miscellaneous.

            (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that a Party may make any public disclosure it believes in good faith is required by Applicable Law or any listing or trading agreement concerning its publicly-traded securities or those of any Affiliate (in which case the disclosing party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

           (b) No Third-Party Beneficiaries. Except as provided below in subparagraph (d) of this Section 8, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

           (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they are related in any way to the subject matter hereof.

           (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Seller hereby consents to the collateral assignment by Buyer of Buyer's rights and benefits under this Agreement to National Canada Finance Corp.

           (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

           (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           (g) Notices.  All notices, requests, demands, claims and
other communications hereunder will be in writing.   Any notice,
request, demand, claim, or other communication hereunder shall be deemed duly given five (5) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

           If to Seller:

                           Valentina Doss, Esq.
                           Vice President, Secretary
                           and General Counsel
                           TransTechnology Corporation
                           700 Liberty Avenue
                           Union, NJ 07083

           Copy to:        Gerald C. Harvey, Esq.
                           Pfaltz & Woller, P.A.
                           382 Springfield Avenue
                           Summit, NJ 07901

           If to Buyer:

                           Mr. H. Gary Carlson, Chairman and
                           Chief Executive Officer
                           Elecsys Incorporated
                           8800 Allen Road
                           Peoria, IL 61615

           Copy to:        James Phillips, Esq.
                           Arter & Hadden
                           925 Euclid Avenue
                           Suite 1100
                           Cleveland, OH 44115-1475

     Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

           (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware (other than the choice of law principles thereof).

           (i)  Amendments  and Waivers.     No  amendment  of  any
provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

           (j)  Severability.    Any  term  or provision  of  this
Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

           (k) Expenses. Each of Buyer and Seller will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Nothing herein shall impair the rights of the parties under Sections 5 and 7 above.

           (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the
context  requires  otherwise.    The word  "including"  shall  mean
including without limitation.

           (m) Incorporation of Exhibits and Schedules.  The
Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Disclosure of any information in any Schedule or Exhibit hereto shall be deemed disclosure of such information for all Schedules and Exhibits hereto.

           (n) Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and Buyer waives such compliance. Seller agrees to indemnify and hold Buyer harmless from and against all Adverse Consequences which Buyer shall suffer arising out of Seller's failure to pay any of its liabilities to creditors of the Business other than the Assumed Liabilities.

     9.    Definitions.

           "Acquired Assets" means all of the right, title and interest in the hereinafter described assets used in connection with the Business: (a) tangible property such as machinery, equipment, tooling, dies, molds, furniture, fixtures, vehicles, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, (b) Intellectual property, goodwill associated therewith, licenses and sublicensees granted and obtained with respect thereto, (c) those contracts and contractual rights including the Contracts listed in
Schedule 1(c) and rights thereunder, (d) accounts, notes, and other receivables, (e) permits and licenses, exclusive of permits and licenses relating to the Excluded Assets, obtained from any Governmental Authority to the extent the same are transferable or assignable under Applicable Law, (f) documents, correspondence, lists, (including lists of past, present and prospective customers), drawings and specifications, computer software, books or other records and other printed or written materials, (g) prepayments, advances, deposits or investments related to the

Business, and (h) all other tangible and intangible assets; and provided further that the Acquired Assets shall not include the Excluded Assets.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes (including but not limited to taxes for unemployment insurance, disability insurance and other payroll taxes), liens, losses, expenses and fees, including court costs, reasonable attorneys' fees and expenses and costs of investigating claims arising under or relating to the Business, the Acquired Assets, and/or the provisions of this Agreement.

      "Affiliate" means, when used with reference to a specified Person, (i) any person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person (ii) any Person that is an executive officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer (other than serving in an administerial position such as Secretary of Buyer), partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) when used with reference to a natural Person, any Person that is related to the specified Person by blood or marriage in the first degree of consanguinity; provided, however, that no natural Person shall be deemed to be controlled by any other Person.

      "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations, ordinances or orders of any Governmental Authority, (ii) governmental approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

      "Assumed Liabilities" means the Assumed Liabilities listed in
Schedule 1(d), obligations arising under the Contracts after the Closing Date to the extent provided in Section 1(c) of this Agreement; provided, however, that Buyer shall not assume the product warranty obligations, if any, for goods shipped under the Contracts prior to the Closing Date), all orders placed by TTE with vendors in the Ordinary Course of Business, all leases for Fixed Assets concluded in the Ordinary Course of Business, and the lease for the Allen Road facility in Peoria, Illinois.

      "Business" shall have the meaning set out in recital A of this Agreement.

      "Closing" has the meaning set forth in Section 1(f) above.

      "Closing Date" has the meaning set forth in Section 1(f) above.

      "Closing Statement" means the balance sheet for the Business as of the Closing Date prepared by Buyer within sixty (60) days after the Closing Date as contemplated by section 1(j).

      "Code" means the Internal Revenue code of 1986, as amended.

      "Contract" means any written contract, lease, license, certificate, sales confirmation, purchase order or other agreement relating to the Business and excluding licenses and/or permits issued by any Governmental Authority.

      "Disclosure Schedule" has the meaning set forth in Section 2 above.

      "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), costs, and expenses, including costs and expenses of defense or investigation of any claim and of any settlement of claims, including, without limitation, reasonable attorneys' fees and consultants' fees, which arise out of the use of the Acquired Assets at any time prior to the Closing Date as a result of the existence of Hazardous Materials upon, about or beneath the Peoria Facility or migrating to or from the peoria Facility, or arising out of any violation of Environmental Requirements pertaining to the Peoria Facility and the operations of the Business, including without limitation:

                (i) damages for personal injury, or injury to property or natural resources including but not limited to claims brought by or on behalf of employees of the Business;

                (ii) fees and expenses incurred for the service of attorneys, consultants, contractors, experts, laboratories and all other costs and liabilities (including liabilities to indemnify any person for costs) incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements which arise out of the use of the Acquired Assets or the operation of the

     Business at the Peoria Facility including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any Governmental Authority, or necessary to make use of the Acquired Assets;

                (iii) damages and claims resulting from the off-site disposal of Hazardous Materials which derived from the use, generation, storage, treatment, transportation or disposal of Hazardous Materials by Seller in connection with the Business.

     "Environmental Requirements" means all Applicable Laws relating to the protection of human health or the environment, including, without limitation:

                (i) the Comprehensive Environmental Response,
     Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499 ("CERCLA");

                (ii) all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and

                (iii) all requirements pertaining to the protection of the health and safety of employees or the public.

      "Excluded Assets" means any (i) cash, (ii) investment by Seller (or an Affiliate thereof) in any other Affiliate of Seller,
(iii) any rights of Seller under this Agreement (or under any other agreement between Seller and Buyer entered into on or after the date of this Agreement), (iv) all real property specified in Recital B, (v) all accounts receivable which are over ninety (90) days old on the Closing Date, (vi) all foreign accounts receivable,
(vii) all government accounts receivable (except for the UNICOR accounts receivable which Buyer will purchase and acquire hereunder), and (viii) all trademarks, trade names, and service marks used in or associated with the Business which utilize or incorporate the name "Breeze" or "TransTechnology".

      "Fixed Assets" means all machinery, tools, electronic devices, equipment, tooling, dies, molds, spare parts, supplies, furniture and furnishings, and other tangible personal property used or held for use in the Business, but excluding any Excluded Assets.

      "Governmental Authority" means the government of the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof.

      "Hazardous Materials" means any chemical substance;

                 (i) the presence of which requires investigation, removal or remediation under any Applicable Law; or

                (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any Environmental
      Requirements, including, without limitation, CERCLA; or

                (iii) which is toxic, explosive, corrosive, flammable, carcinogenic, mutagenic, or otherwise hazardous and is regulated by Environmental Requirements; or

                (iv) arising out of the use of the Acquired Assets at their current locations, the presence of which causes or threatens to cause a nuisance upon the Peoria Facility or to adjacent properties or poses a hazard to the peoria Facility, or the health or safety of any person on or about the Peoria Facility; or

                (v) without limitation, which contains gasoline or diesel fuel; or

                (vi) without Limitation, which contains PCBs or asbestos; or

                (vii) underground storage tanks subject to regulation under Environmental Requirements.

      "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty or addition thereto, whether disputed or not.

      "Intellectual Property" means all patents, trademarks, service marks, trade names, and copyrights (and applications for any of the foregoing) and all technical know-how, trade secrets, inventions, processes, formulas, ideas, confidential information and other similar intangible assets owned, held or used by Seller in connection with the Business.

      "Judgment" means any judgment, writ, order or decree of or by any court, judge, justice, magistrate or arbitrator(s), including any bankruptcy court or judge, and any order of any Governmental
Authority.

      "Knowledge" means actual knowledge of the executive management of Buyer or Seller, as the case may be, after making reasonable inquiry of officers or senior management employees having responsibility for those operations or transactions to which such representation and warranty relates.

      "Law" means the common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied, or followed by any Governmental Authority or court.

      "Lien" means any security agreement, financing statement, conditional sale or other title retention agreement, any consignment or bailment given for security purposes, any mortgage, charge, pledge, option, constructive trust or other trust, attachment, encumbrance, exception to or defect in title or other ownership interest of any kind which:.

                (i) creates or confers or purports to create or confer an interest in property to secure payment or performance of a liability, obligation or claim, or which retains or reserves or purports to retain or reserve such an interest for such purpose;

                (ii) grants to any Person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of, or otherwise results or may result in any Person acquiring, any property or interest therein; or

                (iii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any property.

           Lien shall not include (a) mechanic's, materialmen's, and similar liens, attaching to any property which arise from the performance of work which is not yet due and payable, (b) liens for taxes not yet due and payable or for taxes that the taxpayer contesting in good faith through appropriate proceedings, and (c) other liens arising in the ordinary Course of Business and not incurred in connection with the borrowing of money or the deferred purchase price of any asset.

      "Ordinary Course of Business" means the ordinary course of Seller's business consistent with past customs and practices of Seller.

      "Party" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Purchase Price" has the meaning set forth in Section 1(d) above.

      "Subordinated Promissory Note" means a promissory note in the form of Exhibit 1.

      "Taxes" means any tax, charge, assessment, penalty, late charge or interest charged by a Governmental Authority, including but not limited to unemployment and disability premiums.

                           ARBITRATION ACKNOWLEDGMENT

      THE PARTIES EACH AFFIRM THAT THEY UNDERSTAND THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE. AFTER SIGNING THIS AGREEMENT, THEY UNDERSTAND THAT THEY WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION AGREEMENT, UNLESS IT INVOLVES A QUESTION OF CONSTITUTIONAL OR CIVIL RIGHTS. INSTEAD THEY AGREE TO SUBJECT ANY SUCH DISPUTE TO IMPARTIAL ARBITRATION.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                               ELECSYS INCORPORATED

                               By: /s/ H. Gary Carlson
                                H. Gary Carlson, Chairman
                                  and Chief Executive Officer


                               TRANSTECHNOLOGY CORPORATION

                               By:  /s/ Michael J. Berthelot
                                  Name: Michael J. Berthelot
                                  Title: Chairman

                              LIST OF EXHIBITS
                       TO THE ASSET PURCHASE AGREEMENT


EXHIBIT 1       Subordinated Promissory Note

EXHIBIT 2       Warrant

EXHIBIT 3       Special Connector Inventory Promissory Note

EXHIBIT 4       Sublease of Facility Located at Peoria, Illinois

EXHIBIT 5       General Electric Equipment Sublease/Assignment

EXHIBIT 6       Bank of Boston Sublease

                              LIST OF SCHEDULES
                       TO THE ASSET PURCHASE AGREEMENT


Schedule 1(c)        Assigned Contracts
Schedule 1(d)        Assumed Liabilities
Schedule 1(g)        Special Connector Inventory Liabilities
Schedule 2(b)        Required Consents
Schedule 2(f)        Tax Exceptions
Schedule 2(g)        Intellectual Property
Schedule 2(h)(i) Customer Contracts with consideration of not less than $5,000.00
Schedule 2(h)(ii)    Distributor, Dealer, or Agent Agreements
Schedule 2(h)(iii) Vendor Contracts with consideration of not less than $5,000.00
Schedule 2(i)        Accounts Receivable
Schedule 2(j)        Leases
Schedule 2(k)        Litigation
Schedule 2(l)        Employment Matters
Schedule 2(m)        Employee Benefits
Schedule 2(n)        Statements of Assets and Liabilities
Schedule 2(o)        Insurance
Schedule 2(p)        Business Changes
Schedule 2(q)        Government Licenses and permits
Schedule 2(r)        Environmental Condition
Schedule 2(s)        Related Party Transactions
Schedule 2(t)        Exceptions to Saleable Inventory
Schedule 2(u)        Exceptions to Maintenance of Equipment